Exhibit 1.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated September 29, 2020, with respect to the financial statement of Advisors Disciplined Trust 1915 contained in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-227347) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

Chicago, Illinois

September 29, 2020